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                                                                    Exhibit 99.2

                                                                           Proxy

                                Learn2.com, Inc.
                       1311 Mamaroneck Avenue, Suite 210
                          White Plains, New York 10605
                                  914.682.4300

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 13, 2001

      I or we authorize Stephen P. Gott and Marc E. Landy and any one or both of them, as proxies, to vote all stock of mine or ours in Learn2.com, Inc. on any matters that come before the Special Meeting of Stockholders of Learn2 or any adjournments or postponements of the meeting, to be held on September 13, 2001, or at a later time if the Special Meeting is adjourned or postponed. Each proxy may substitute another to act for him. The proposal set forth above is described in the joint proxy statement-prospectus.

      The Board of Directors recommends a vote FOR the proposals.

                                                    For     Against    Abstain
To adopt the Agreement and Plan of Merger by        [ ]       [ ]         [ ]
and among E-Stamp Corporation and
Learn2.com, Inc. as the same may be amended from time to time, and to approve all transactions contemplated thereby.

To approve the issuance of approximately 26.5       [ ]       [ ]         [ ]
million shares of Learn2 common stock to the holder of Learn2's $10 million convertible debenture.

To adopt an amendment to the certification          [ ]       [ ]         [ ]
of incorporation of Learn2 authorizing the board of directors to execute a reverse stock split.

To elect Donald Schupak, Robert Alan Ezrin,         [ ]       [ ]         [ ]
Stephen P. Gott, James A. Cannavino and S. Lee
Kling to serve on the Learn2 board of
directors.

To transact such other related matters as may properly come before the special meeting or any adjournments or postponements thereof.

The proxies will vote:

  (1) as you specified on this card;

  (2) as the Board of Directors recommends where no choice is specified; and

  (3) as the proxies decide on any other matter.

 YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY.       Date
                                                       -------------------------

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature if held jointly

                                                   Please sign exactly as
                                                   name(s) appears hereon. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   president or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person

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